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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): March 5, 1999


                          OGLEBAY NORTON COMPANY
                 (formerly Oglebay Norton Holding Company)
               (Exact Name of Registrant as Specified in Charter)


         Delaware                          0-663*                Applied For
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
        of Incorporation)                                    Identification No.)


       1100 Superior Avenue - 20th Floor, Cleveland, Ohio         44114-2598
          (Address of Principal Executive Offices)                (Zip Code)


         Registrant's telephone number, including area code: (216) 861-3300
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* A new Commission file number is to be issued in connection with this filing.
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ITEM 5.  OTHER EVENTS

         On March 5, 1999, Oglebay Norton Company was reorganized as a second-tier wholly-owned subsidiary of a new Delaware holding company (the "Holding Company") pursuant to Section 251(g) of the Delaware General Corporation Law (the "Reorganization"). As part of the Reorganization, the name of the Holding Company was changed to "Oglebay Norton Company" and the name of Oglebay Norton Company was changed to "ON Marine Services Company." Pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended, the Holding Company is the successor issuer of Oglebay Norton Company.

         The Reorganization was effected pursuant to an Agreement and Plan of Merger, dated March 3, 1999, by and among Oglebay Norton Company, the Holding Company, ONCO Investment Company and Oglebay Norton Merger Company, each of which is a Delaware corporation. Prior to the Reorganization, the Holding Company was a wholly-owned subsidiary of Oglebay Norton Company, ONCO Investment Company was a wholly-owned subsidiary of the Holding Company, and Oglebay Norton Merger Company was a wholly-owned subsidiary of ONCO Investment Company. As part of the Reorganization, Oglebay Norton Merger Company was merged with and into Oglebay Norton Company (the "Merger"), which was the surviving corporation in the merger and became a second-tier wholly-owned subsidiary of the Holding Company.

         As a result of the Merger, stockholders of Oglebay Norton Company became stockholders of the Holding Company, receiving one share of common stock of the Holding Company in exchange for each share of common stock of Oglebay Norton Company held at the effective time of the Merger. No additional capital stock of the Holding Company was issued as part of the Merger. The conversion of shares of common stock of Oglebay Norton Company in the Merger occurred without an exchange of share certificates. From and after the date of the Merger, share certificates formerly representing shares of common stock of Oglebay Norton Company will be deemed to represent shares of common stock of the Holding Company. The shares of common stock of the Holding Company will be listed on the Nasdaq National market under the symbol "OGLE," the same symbol used by Oglebay Norton Company prior to the Merger.

         The Certificate of Incorporation and By-laws of the Holding Company are identical to the Restated Certificate of Incorporation and By-laws of Oglebay Norton Company (except for provisions relating to the corporate name, statutory agent and incorporator). The directors and officers of Oglebay Norton Company became the directors and officers of the Holding Company at the effective time of the Merger. The directors of the Holding Company will hold office for the same terms held by them with Oglebay Norton Company prior to the Merger.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (c)   Exhibits.

             2 Agreement and Plan of Merger, dated March 3, 1999, by and among Oglebay Norton Company, Oglebay Norton Holding Company, ONCO Investment Company and Oglebay Norton Merger Company

             4.1 Certificate of Incorporation of Oglebay Norton Company (formerly Oglebay Norton Holding Company)

             4.2 By-laws of Oglebay Norton Company (formerly Oglebay Norton Holding Company)




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  OGLEBAY NORTON COMPANY



Date: March 19, 1999                               By: /s/ DAVID H. KELSEY
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                                                 David H. Kelsey, Vice President
                                                 and Chief Financial Officer